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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our report appearing on page 13 of this Form 10-K into the Company's previously filed registration statements as listed below.

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
1.    Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. 1978
      Non-Qualified Stock Option Plan for Key Employees, as amended (File Nos. 2-72029,
      33-5623, 33-20858, and 33-36926);
2.    Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Employee
      Stock Purchase Plan, as amended (File Nos. 33-5621 and 33-36925);
3.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1981 Incentive
      Stock Option Plan (File No. 33-781);
4.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. Non-Employee
      Directors Stock Option Plan (File No. 33-35313);
5.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. Voluntary
      Employee Retirement and Investment Plan (File No. 33-69827);
6.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1992 Employee
      Stock Option Plan (File No. 33-69218);
7.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1993
      Restricted Stock Awards (File No. 33-52135);
8.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. Long-Term
      Incentive Plan (File No. 33-56449); and
9.    Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. Stock Plan for
      Non-Employee Directors (File No. 33-64065).
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                                      ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 23, 1996